Exhibit 99.1

November 22, 2013

Mr. Trey Wasser, President and CEO

Ely Gold & Minerals Inc.

600-789 West Pender Street

Vancouver, BC V6C 1H2

Canada

Mr. Trey Wasser, Secretary/Treasurer

DHI Minerals (U.S.) Ltd.

600-789 West Pender Street

Vancouver, BC V6C 1H2

Canada

Re: Modification of Obligations under Letter of Intent

Dear Trey:

This letter will confirm the agreement reached among Ely Gold & Minerals (“Ely”), DHI Minerals (U.S.) Ltd. (“DHI”) and Solitario Exploration & Royalty Corp. (“Solitario”) regarding certain modifications to the obligations of the parties pursuant to that August 26, 2010 Letter of Intent among Ely, DHI and Solitario regarding the Mt. Hamilton Project, as amended pursuant to the terms of (i) that MHLLC OA Side Agreement dated August 10, 2012 among Solitario, Ely, DHI, RMB Australia Holdings Limited and RMB Resources Inc. (the “Side Agreement”), and (ii) that letter agreement dated April 22, 2013, among Ely, DHI and Solitario (collectively, the “LOI”), and other matters related thereto. Certain terms used herein which are not defined herein are defined as set forth in the LOI.

1. The parties agree to the following modifications:

Solitario will execute and deliver to Ely the attached subscription agreement (the “Subscription Agreement”) as of the date of this letter pursuant to which it will subscribe as an “accredited investor” for 13,571,354 Ely Shares (the “Shares”) having an aggregate subscription amount of US $1,300,000 (the “Subscription Funds”) at a price of C$0.10 per Ely Share (US$1.00:C$1.044), and pay the Subscription Funds to Ely by way of wire transfer or in the form of a bank draft drawn on a Canadian Chartered Bank. The Subscription Agreement will be delivered to Ely not later than November 25, 2013 and the Subscription Funds will be paid to Ely in immediately available funds not later than November 27, 2013.

Ely will upon receipt of the Subscription Agreement promptly issue a news release announcing the subscription and make the required filing with the TSX-V, and upon receipt of notice (an “Acceptance Notice”) of final acceptance of such filing from the TSX-V, promptly issue the Shares to and in the name of Solitario.

1

Solitario will cooperate in providing all information and documentation reasonably required by Ely in connection with its filings with the TSX-V and other required regulatory filings.

The purpose of the subscription is to permit Ely to utilize the Subscription Funds to pay the “Payout Amount” to Augusta Resources Corporation (“Augusta”) pursuant to the terms of that certain Amendment Agreement (the “Augusta Agreement”) between Ely and Augusta dated November 20, 2013. Accordingly, subject to receipt of the Subscription Funds by November 27, 2013, Ely shall utilize the Subscription Funds to pay the “Payout Amount” to Augusta not later than November 30, 2013 regardless of whether Ely has received an Acceptance Notice by November 30, 2013. Upon Ely’s receipt of the Subscription Funds in accordance with this letter, Solitario shall be deemed to have fully satisfied and therefore to be fully relieved of its obligations to subscribe for the Fourth Tranche Shares and the Fifth Tranche Shares.

2. Each of the parties represents and warrants to the others that it has the full corporate power and authority to execute and deliver this letter agreement and has taken all corporate actions required in connection therewith, and that the consummation of this letter agreement will not result in or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any contract, lease, license, commitment, or any other agreement, instrument or arrangement to which it is a party, or by which it is bound.

3. The parties confirm and agree that all other terms of the LOI remain in full force and effect.

Please confirm the agreement of both Ely and DHI to the foregoing by executing duplicate originals of this letter agreement and returning one fully-executed original to me by email.

Yours very truly,

Solitario Exploration & Royalty Corp.

By:	/s/ Christopher E. Herald
Christopher E. Herald
President

Accepted and agreed to this 22nd

day of November, 2013

Ely Gold &Minerals Inc.		DHI Minerals (U.S.) Ltd.
By:	/s/ Trey Wasser	By:	/s/ Trey Wasser
	Trey Wasser		Trey Wasser
	President & CEO		Secretary/Treasurer